Contact:

Lawrence E. White

Senior Vice President, Finance

    and Chief Financial Officer

CBRL GROUP FISCAL 2003 THIRD QUARTER

CONFERENCE CALL ON THE INTERNET

LEBANON, Tenn. — May 15, 2003 — CBRL Group, Inc. (Nasdaq: CBRL) will provide an on-line, real-time Web-cast and rebroadcast of its third quarter earnings conference call on Thursday, May 22, 2003.  Company management will discuss financial results for the quarter ended May 2, 2003, as well as update sales trends and earnings outlook for its 2003 fiscal year.

The live broadcast of CBRL Group’s quarterly conference call will be available to the public on-line at www.vcall.com or www.cbrlgroup.com on May 22, 2003, beginning at 11:00 a.m. (eastern time).  The on-line replay will follow immediately and continue through May 29.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 475 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 96 company-operated and 14 franchised Logan’s Roadhouse restaurants in 17 states.

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